Exhibit 19

INSIDER TRADING

PSEG Practice 615-6

February 4, 2025

I.
Purpose

The purpose of this Insider Trading Practice (this “Practice”) is to assure compliance with the applicable requirements of the Securities and Exchange Act of 1934, as amended (“1934 Act”), and rules and regulations thereunder promulgated by the Securities and Exchange Commission (such law, rules and regulations being hereinafter referred to as the “SEC Rules”) related to trading in Securities (as defined below) while in possession of material, non-public information.

II.
Applicability

Line of Business	Applicable?
PSEG Power	Yes
PSEG Services	Yes
PSE&G	Yes
PSEG Long Island	Yes

III.
Scope

This Practice is applicable to all members of the Board of Directors, Officers (grade level EX) and employees of Public Service Enterprise Group Incorporated (“PSEG”) and its direct and indirect subsidiaries (together with PSEG, the “PSEG Companies”). Each such person is hereinafter individually referred to as a “PSEG Person” and collectively as “PSEG Persons”.

IV.
Guidelines

A.
Possession of Material Non-Public Information - General Rule Applicable to all PSEG Persons. No PSEG Person in possession of material, non-public information, within the meaning of the 1934 Act, about PSEG or a third party having a business relationship with PSEG or its subsidiaries shall (1) transact in PSEG Common Stock, preferred Stock or any other debt or equity security issued by PSEG or its subsidiaries (“PSEG Securities”), (2) transact in the securities of such third party (together with PSEG Securities, the “Securities”) or (3) provide material, non-public information to persons who may transact in such Securities on the basis of such information.

B.
Mandatory Pre-Clearance for Directors and Officers. Members of the Board of Directors of PSEG and its direct subsidiaries (“Directors”), and each officer, grade level EX (“Officers”), are required to obtain prior clearance (“Pre-Clearance”) from PSEG’s General Counsel or an authorized delegate in accordance with the Pre-Clearance Process Instruction (see References below) as in effect from time to time, before transacting in any

Insider Trading Practice (615-6)

PSEG Security. Such PSEG Persons are also required to obtain Pre-Clearance for any such proposed transaction by Members of their Immediate Household. “Members of their Immediate Household” shall mean any person or persons residing, living or otherwise dwelling with the PSEG Person. Transactions made under a Rule 10b5-1 Plan approved in accordance with Section IV.I below do not require Pre-Clearance; provided, however, that entry into, amendment of, or termination of, a Rule 10b5-1 Plan by any Director or Officer is subject to the requirements of this Section IV.B. At the time of obtaining Pre- Clearance, a Director or Officer must certify that, (i) he or she is not in possession of material, non-public information about PSEG (or PSE&G, if applicable) and (ii) taking into account the transaction for which Pre-Clearance is being requested, he or she is in compliance with PSEG’s Independent Board of Directors Stock Ownership and Retention Practice and PSEG’s Officer Stock Ownership and Retention Practice, as applicable.

C.
Black-Out Periods. The following PSEG Persons, together with Members of their Immediate Household, shall not transact in PSEG Securities during the period starting at the close of business on the 15th day of the last calendar month of the quarter and continuing through, but excluding, the first business day following the public filing of the Form 10-Q or Form 10-K for the calendar quarter then ended (the “Quarterly Black-Out Period”): (1) all Directors; (2) all Officers; (3) all PSEG Persons who hold a position of director level or above in PSEG Companies (these are persons who are at a GL-31 seniority level or above), (4) certain other persons who have been identified, from time to time, as persons that, directly or indirectly, may reasonably be expected to come into possession, or otherwise become aware, of material, non-public information about PSEG or PSE&G and/or its securities, and (5) each such PSEG Person who has been, or who may be, from time to time, notified in writing or by e-mail by PSEG’s General Counsel or an authorized delegate that he or she is subject to the Quarterly Black-Out Period. Transactions under an approved Rule 10b5-1 Plan are not subject to the Quarterly Black- Out Period limitation.

A Quarterly Black-Out Period may be accelerated, modified and/or extended by PSEG’s General Counsel or an authorized delegate as any of them may, in their sole opinion, determine as reasonably necessary or desirable to enable PSEG to meet its disclosure or other requirements, including but not limited to the requirements of applicable securities laws and regulations. In addition, PSEG’s General Counsel may impose additional black- out periods on any PSEG Persons at any time and for such duration as the PSEG General Counsel shall determine is reasonably necessary or desirable to enable PSEG to comply with the requirements of applicable law (together with the Quarterly Black-Out Periods, “Blackout Periods”).

D.
Implementation of restrictions upon departure from the company. If any person subject to this Practice departs the company (regardless of reason) (a) during an open window, trading restrictions under this Practice will be lifted upon retirement or, (b) during a Blackout period, trading restrictions under this Practice will be lifted when the trading window next opens, provided that if an ad-hoc (event driven) blackout is in place at the time of departure that applies to such person, trading restrictions under this Practice will remain in place until the ad-hoc blackout is terminated. Pre-clearance requirements under this Practice will continue to apply until trading restrictions are lifted in accordance with the foregoing. Notwithstanding the foregoing in this Section IV.D, under no circumstances should a departed PSEG Person transact in Securities while in possession of material

Insider Trading Practice (615-6)

non-public information relating to such Securities or provide material non-public information to persons who may trade on the basis of such information.

E.
Black-Out Hardship Waiver Requests. PSEG Persons who are subject to the Black- Out Periods and who are not in possession of material, non-public information and who have an immediate and severe financial hardship not reasonably foreseeable (“Hardship”) arising during the Black-Out Period then in effect, may apply to PSEG’s General Counsel for a waiver from such restriction. For the purpose of such Hardship waiver request, the PSEG Person making such request must demonstrate, in a form and manner acceptable to the General Counsel, that he or she has no other financial resources available to alleviate the Hardship. The grant or denial of such waiver request, including any conditions applicable thereto, shall be in the sole discretion of the General Counsel.

F.
Stock Options. The limitations imposed by this Practice do not restrict the purchase of PSEG Common Stock through the exercise of stock options granted under PSEG Plans (as defined in Section IV.G below). They do, however, restrict the sale of shares upon exercise of stock options, commonly referred to as a “cashless exercise”, unless such cashless exercise is accomplished with Pre-Clearance (if applicable), or in compliance with an approved Rule 10b5-1 Plan in accordance with Section IV.I hereof.

G.
Employee Benefit Plans. This Practice shall apply to all transactions in PSEG Securities under the various employee benefit plans maintained by PSEG (each a “PSEG Plan” and collectively, the “PSEG Plans”), except for (i) a PSEG Plan election made outside of a Black-Out Period, or (ii) an election during a Black-Out Period to make a change to decrease an investment of future contributions to the PSEG Plan or a request for a PSEG Plan loan.

H.
Gifts. A gift of a PSEG Security made by a PSEG Person, including gifts to family members and charitable organizations, is considered to be a sale of securities for the purposes of this Practice.

I.
Rule 10b5-1 Plans. PSEG may permit reporting persons for the purposes of Section 16 of the 1934 Act (“Section 16”) and Officers specifically approved by the General Counsel or an authorized delegate to engage in transactions in PSEG Securities exempt from the restrictions set forth above to the extent that any such transaction is pursuant to a contract, instruction or plan that meets the requirements of SEC Rule 10b5-1 (a “Rule 10b5-1 Plan”) and approved in writing by PSEG’s General Counsel or an authorized delegate. A Rule 10b5-1 Plan generally provides for the purchase or sale of PSEG Securities at a future date upon specified price conditions (e.g., sell 100 shares to exercise stock options six months in the future if the price of PSEG Common stock exceeds $45 per share).

No PSEG Person may establish, modify, amend or terminate a Rule 10b5-1 Plan during a Black-Out Period or while in possession of material, non-public information about PSEG. A PSEG Person entering into/adopting, modifying or amending a Rule 10b5-1 Plan must do so in good faith and not as part of a plan to or scheme to evade the prohibitions of Rule 10b-5 and such PSEG Person shall act in good faith for the duration of the Plan.

At the time of adopting a new, modified or amended Rule 10b5-1 Plan, the PSEG Person will provide in the plan document a written certification that such person: (1) is not aware of any material non-public information about PSEG or its securities, and (2) is adopting,

Insider Trading Practice (615-6)

modifying and/or amending the Rule 10b5-1 Plan, in good faith and not as part of any plan or scheme to evade the prohibitions of Rule 10b-5.

For PSEG Persons that are not Directors or Officers subject to the filing requirements of Section 16 of the 1934 Act, no initial transaction under an approved Rule 10b5-1 Plan shall occur until the expiration of the 30-day period immediately following the adoption, modification or amendment thereof (a “cooling-off period”). For PSEG Persons that are Directors or Officers subject to the filing requirements of Section 16 of the 1934 Act, the cooling-off period shall be the later of (i) 90 days after the adoption, modification or amendment of the Rule 10b5-1 Plan or (ii) two business days following the filing of the Form 10-Q or Form 10-K for the completed fiscal quarter in which the Rule 10b5-1 Plan was adopted, modified or amended (but not to exceed 120 days). The General Counsel or an authorized delegate may subject a PSEG Person that is not a Director or Officer to a cooling-off period that is longer than the 30-day cooling off period that would ordinarily apply (but that is not longer than the cooling-off period that would apply to a Director or Officer), in such circumstances as the General Counsel or an authorized delegate in her / his sole discretion deems necessary or appropriate.

A new cooling-off period will be triggered by a modification of the amount, price or timing of a purchase or sale of PSEG Securities (including but not limited to changes to related formulas or algorithms or computer programs that may affect the amount, price or timing of a purchase or sale of PSEG Securities) under an existing Rule 10b5-1 Plan.

A PSEG Person who enters into a Rule 10b5-1 Plan must not have outstanding another (and must not subsequently enter into any additional) Rule 10b5-1 Plan that would qualify for the affirmative defense under Rule 10b5-1 for purchases or sales of securities on the open market (the “Multiple Plan Restriction”), unless an applicable exception to this restriction is available under subsection (c)(1)(ii)(D) of Rule 10b5-1, including but not limited to the exception that permits entering into a later-commencing contract, instruction, or plan for purchases or sales of any securities of an issuer on the open market under which trading is not authorized to begin until after all trades under the earlier-commencing contract, instruction, or plan if there is no overlap in trading and the plan is otherwise in compliance with the requirements of sub-section (c)(1)(ii)(D)(2) of Rule 10b5-1.

J.
Further, a PSEG Person may not adopt a Rule 10b5-1 Plan (other than one that provides solely for an eligible sell-to-cover transaction) that is designed to effect the open-market purchase or sale of the total amount of securities as a single transaction (“Single Trade Plan”), if during the prior 12-month period such PSEG Person adopted a Single Trade Plan that would otherwise have qualified for the affirmative defense conditions of Rule 10b5-1.

K.
Section 16 Reporting. In order to comply with the filing requirements of Section 16 on a timely basis, a PSEG Person subject to the requirements of Section 16 must provide to PSEG’s Office of Corporate Secretary notice of all transactions in equity securities (including but not limited to dispositions of equity securities by bona fide gifts) of PSEG and its subsidiaries not later than the close of business of the day each such transaction occurs in sufficient detail to enable PSEG to complete and file a Form 4 with the SEC on such PSEG Person’s behalf by the second business day after the transaction. In the case of transactions executed pursuant to Rule 10b5-1 plans referenced in Section IV.I above, Form 4 and 5 filers must indicate by checkbox that a reported transaction was made pursuant to contract, instruction or written plan for the purchase or sale of PSEG Securities

Insider Trading Practice (615-6)

that is intended to satisfy the affirmative defense conditions of Rule 10b5-1, and provide the date that the Rule 10b5-1 plan was adopted in the “Explanation of Responses” portion of the Form.

L.
Other SEC-Required Disclosures: PSEG will include in its periodic reports the disclosures required by Item 408 of Regulation S-K, including but not limited to required disclosures regarding trading plans adopted or terminated by any Director or Section 16 Officer and, to the extent applicable, will include in its Proxy Statements the disclosures required by Item 402(x) of SEC Regulation S-K.

M.
Short Sales, Pledging and Hedging. A PSEG Person may not make “short sales” of PSEG Securities. A PSEG Person may not purchase “puts” or “collars” or otherwise hedge or pledge PSEG Securities. A direction to exercise and hold, or to exercise and sell, PSEG options in compliance with an approved Rule 10b5-1 Plan is exempt from this requirement.

N.
PSEG Companies and Trading in PSEG Securities. It is also the policy of PSEG that PSEG Companies will not engage in transactions in PSEG Securities while aware of material non-public information relating to PSEG or PSEG Securities.

O.
Other Restrictions. PSEG’s General Counsel is authorized to impose such other restrictions or limitations on transactions in PSEG Securities by a PSEG Person, either generally or with respect to specific persons, at such time or times as she may deem necessary or appropriate to comply with the requirements of applicable law.

P.
Compliance and Training Responsibility. All PSEG Persons shall have primary, individual responsibility to comply with the requirements of this Practice. A person who violates insider trading laws may be subject to significant fines and imprisonment. PSEG Persons who fail to comply with this Practice may be subject to disciplinary action by PSEG, including dismissal for cause.

All Officers are responsible for: (i) assuring that this Practice is communicated to all PSEG Persons under their supervision; (ii) advising PSEG’s General Counsel or authorized delegate of the PSEG Persons under their supervision who are subject to the Quarterly Black-Out Period pursuant to Section IV.C above; (iii) communicating PSEG’s insider trading compliance requirements (including those set forth in this Practice and in Instruction 615-6-1 (Officer Pre-Clearance Process) and Instruction 615-6-2 (Insider Trading Black-Out List Process)) to their outside brokers; and (iv) arranging for periodic training on the requirements of this Practice by attorneys authorized by PSEG’s General Counsel.

Each PSEG Person who is a direct report to a Senior Executive Team (“SET”) member is required to make a periodic assessment of whether any PSEG Person under their supervision, who is not then otherwise subject to the Quarterly Black-Out Period, should be considered for such restriction. Any such PSEG Person so identified shall be promptly reported electronically to delegates authorized by PSEG’s General Counsel for a determination as to whether such PSEG Person should be subject to the Quarterly Black- Out Period.

Delegates authorized by PSEG’s General Counsel shall (i) maintain a composite listing of all persons subject to a Black-Out Period and (ii) provide periodic electronic notice to such persons of the commencement, extension or termination of such Black-Out Period.

Insider Trading Practice (615-6)

Attorneys authorized by the General Counsel shall conduct periodic training with respect to matters covered by this Practice, and with the assistance of the Office of Ethics and Compliance, in connection with the administration and enforcement of the Standards of Conduct.

V.
Key Roles and Responsibilities

PSEG’s General Counsel and authorized delegates are each authorized to interpret this Practice from time to time and enforce its terms and are responsible for enforcing and administering this Practice.

For substantive questions regarding this Practice, please contact the Deputy General Counsel responsible for corporate matters. For administrative questions regarding the documentation and/or processing of securities transactions covered by this Practice, please contact the Corporate Secretary or Assistant Corporate Secretary.

Insider Trading Practice (615-6)

OFFICER PRE-CLEARANCE PROCESS

PSEG Instruction 615-6-1

February 6, 2025

I.
Purpose

This Officer Pre-Clearance Instruction (“Instruction”) contains the roles and responsibilities required of Officers (as defined below), the Office of the Corporate Secretary (“OCS”), Corporate Compensation, the Law Department and the Administrator (“Administrator”) of our 401(k) Plans (“401(k) Plan”), the Long Term Incentive Plan (“LTIP”) and the Employee Stock Purchase Plan (“ESPP”), which as of the date of this Instruction is Fidelity Investments, and other third-party brokers (“Brokers”) who effectuate transactions on behalf of Officers (“Brokers”), in order to ensure an efficient, timely and accurate mandatory pre-clearance process as required by the Insider Trading Practice 615-6 (“Insider Trading Practice”).

II.
Applicability

Line of Business	Applicable?
PSEG Power	Yes
PSEG Services	Yes
PSE&G	Yes
PSEG Long Island	Yes

III.
Scope

This Instruction is applicable to all Members of the Board of Directors of PSEG and its direct subsidiaries (“Directors”) of Public Service Enterprise Group Incorporated (“PSEG”) or its direct subsidiaries (together with PSEG, “PSEG Entities”) and each Officer (grade level EX) (“Officers”). Directors and Officers are prohibited from transacting in any PSEG Security (as defined in Section

IV.A of the Insider Trading Practice) during the Quarterly Black-Out Period (as defined in the Insider Trading Practice). At any time outside of the Quarterly Black-Out Period (“Open Trading Window”), Directors and Officers are required to obtain pre-clearance approval in accordance with this Instruction before transacting in any PSEG Security. Directors and Officers should not transact even outside the Quarterly Black-Out Period if they are in possession of material non- public information (“MNPI”).

IV.
Officer Pre-Clearance Process Instruction

A.
Roles and Responsibilities

1.
PSEG Officers

i.
During an Open Trading Window, Officers who wish to transact in a PSEG Security must complete the required Request to Transact Form (“RTT

Officer Pre-Clearance Process (615-6-1)

Form”) and (i) in the case of a member of the Senior Executive Team (“SET”) (as listed on PSEG’s website at https://corporate.pseg.com/aboutpseg/leadershipandgovernance/seniorex ecutiveteam, forward the RTT Form to the Executive Vice President (“EVP”) and General Counsel of PSEG and upon receipt of pre-clearance from the EVP and General Counsel forward the RTT Form to the designated Pre-Clearance Request Mailbox

(Pre-ClearanceRequest@PSEG.com) or (ii) in the case of non-SET Officers, forward to the designated Pre-Clearance Request email box (Pre-ClearanceRequest@PSEG.com).

ii.
Pre-clearance is required for all transactions, including those listed below. Short sales, hedging and pledging transactions are not permitted.
o
Purchases or sales of PSEG Securities;
o
Gifts of PSEG Securities;
o
ESPP – enrollment or increased payroll deduction amount;
o
401(k) Thrift Stock Plan Fund – enrollment, transfer in/out or increased contribution amount;
o
Entry into a 10b5-1 Trading Plan or modification or termination of an existing Plan;
o
Exercise of options relating to PSEG Securities; and
o
Any other transaction by an Officer that changes such Officer’s beneficial or economic ownership of PSEG Securities.

iii.
Once Pre-Clearance is obtained from the Law Department, Corporate Compensation and OCS, OCS will notify the Administrator and/or Officer, as applicable, that the Officer is cleared to transact and then the Officer will be permitted to initiate the transaction, as described in more detail below.

iv.
For trade executions not involving the Administrator, Officers will provide details of any transaction that has occurred (no later no later than the close of business on the trade date) to OCS and Corporate Compensation or ensure that the Broker does so; provided, however, that it is the Officer’s responsibility to ensure that details of a transaction are provided promptly to OCS and Corporate Compensation.

v.
For trade executions involving the Administrator that are for Section 16 Officers, the Administrator will provide details of any transaction that has occurred (no later than the next business day) to OCS and Corporate Compensation. Further, for trade executions involving the Administrator for all Officers, the Administrator will provide Corporate Compensation a weekly report containing details of all executed transactions during the most recent week.

vi.
Further, Section 16 Officers will be required to review their Form 4 for accuracy prior to submission by OCS to the U.S. Securities and Exchange Commission (“SEC”).

vii.
All Officers are responsible for communicating PSEG’s insider trading compliance requirements (including those set forth in this Instruction 615-

Officer Pre-Clearance Process (615-6-1)

6-1, as well as Practice 615-6 (Insider Trading) and Instruction 615-6-2 (Insider Trading Black-Out List Process)) to their outside brokers.

2.
Law Department

i.
SET members must receive Pre-Clearance from the EVP and General Counsel. The EVP and General Counsel must receive Pre-Clearance from the Chief Executive Officer or Chief Financial Officer of PSEG.

ii.
The authorized delegates in the Law Department, as stated on the RTT Form from time to time, are authorized to provide Pre-Clearance to Officers who are not SET members.

iii.
The Law Department contact will sign the RTT Form and provide a Pre- Clearance expiration date.

iv.
The Law Department contact will forward the RTT Form to the Pre- Clearance Request Mailbox for Corporate Compensation to approve.

v.
With respect to any RTT Form relating to a 10b5-1 Plan of an Officer, the Law Department will coordinate with the Administrator or Broker, as applicable, in connection with the review and execution of the 10b5-1 Plan. No transactions may be effected pursuant to an Officer’s 10b5-1 Plan until the fully executed Plan is on file with PSEG and the Administrator or Broker, as applicable.

3.
Corporate Compensation

i.
Corporate Compensation is responsible for ensuring that the Officer remains in compliance with the Stock Ownership & Retention Policy (“SO&R Policy”).

ii.
Once Corporate Compensation receives the partially signed RTT Form from the Law Department (via the Pre-Clearance Request Mailbox) in connection with a requested sale transaction or other transaction involving transfer of beneficial ownership of stock by such Officer), Corporate Compensation will calculate such Officer’s stock ownership under the SO&R Policy and sign the RTT Form, indicating the total number of shares that the Officer has available to sell.

iii.
Corporate Compensation will then send the RTT Form back to the Pre- Clearance Request Mailbox for review by OCS.

4.
Office of the Corporate Secretary (OCS)

i.
Once the RTT Form containing Law Department and Corporate Compensation Pre- Clearance approvals is received through the Pre- Clearance Request Mailbox, OCS will confirm completeness of the RTT Form and Pre-Clearance request and sign the RTT Form.

Officer Pre-Clearance Process (615-6-1)

ii. In the case of a transaction executed through the Administrator, OCS will forward the fully completed and signed RTT Form to the Administrator, together with any other documentation required by the Administrator, copying the Pre-Clearance Request Mailbox.

ii.
If the transaction is under the 401(k) Plan, OCS will send through the Pre- Clearance Request Mailbox the fully completed and signed RTT Form to Corporate Benefits, the Administrator and the Officer and Corporate Benefits will manually lift the transaction restriction in the Administrator’s system.

iii.
If the transaction is under the ESPP or LTIP, OCS will send through the Pre-Clearance Request Mailbox the fully completed and signed RTT Form to the Administrator and Officer and the Administrator will manually lift the transaction restriction in the Administrator’s system.

iv.
If the transaction is through a Broker, OCS will send the Officer the fully completed and signed RTT Form, copying the Pre-Clearance Request Mailbox, and will instruct such Officer that they are responsible for all communication with their Broker to initiate execution of the transaction.

v.
With respect to any RTT Form relating to a 10b5-1 Plan, the Law Department will coordinate with the Administrator or Broker, as applicable, in connection with the review and execution of the 10b5-1 Plan. No transactions may be effected pursuant to an Officer’s 10b5-1 Plan until the fully executed Plan is on file with PSEG and the Administrator or Broker, as applicable.

vi.
For Section 16 Officers, as necessary, following receipt of the transaction detail from the Section 16 Officer, the Administrator or the Broker, as applicable, OCS will assist in the preparation and forward a copy of the Form 4 to the Section 16 Officer for his/her review. Any discrepancies must be communicated to OCS for revision to the Form 4. If the transaction was executed pursuant to a Rule 10b5-1 Plan, OCS should check the applicable box on the Form 4 indicating as such.

vii.
OCS will file a Form 4 with the SEC within two business days from trade date for a transaction involving equity PSEG Securities, using the transaction detail provided by the Broker.

5.
The Administrator and Brokers

i.
Administrator

1.
For all transactions involving the Administrator, including but not limited to transactions under the 401(k) Plan, LTIP or ESPP, the Administrator will review the fully completed and signed RTT Form to ensure that all of the appropriate signatures have been obtained.

Officer Pre-Clearance Process (615-6-1)

2. For transactions under the LTIP or ESPP, the Administrator will manually lift the transaction restriction in the Administrator’s system.

2.
For transactions under the 401(k), upon receipt of the fully completed and signed RTT Form from OCS, Corporate Benefits will manually lift the transaction restriction.

3.
For Section 16 Officers, upon execution of a transaction under the 401(k) Plan, LTIP or ESPP, the Administrator will send an email no later than the close of business on the execution trade date to Corporate Compensation and OCS providing the executed transaction details.

4.
For all Officers, Corporate Compensation will receive a weekly report from the Administrator containing details of all executed transactions during the most recent week.

ii.
Broker

1.
Each Officer (and not OCS) is responsible for providing the fully completed RTT Form to the outside Broker.

2.
The Broker will execute the transaction on the terms and conditions requested by the Officer and send details of the executed transaction to the Officer.

3.
The Officer (and not the Broker) will notify, or will ensure that the Broker notifies, OCS and Corporate Compensation of the details of the executed transaction by email no later than the close of business on the trade date.

4.
Corporate Compensation may request, from time to time, that the Broker provide Corporate Compensation with the number of PSEG Shares currently held in an Officer’s account with that Broker or a copy of the applicable account statement.

5.
For transactions executed for Section 16 Officers, the Broker will file a Form 144 (to the extent required).

6.
Corporate Benefits

i.
If the transaction is under the 401(k) Plan, upon receipt of the fully completed and signed RTT Form from OCS, Corporate Benefits will manually lift the transaction restriction in the Administrator’s system and will notify the Officer and Administrator, copying the Pre-Clearance Request Mailbox, that the restriction has been lifted and that the transaction can be executed that day.

Officer Pre-Clearance Process (615-6-1)

INSIDER TRADING BLACK-OUT LIST PROCESS

PSEG Instruction 615-6-2

February 6, 2025

I.
Purpose

This Insider Trading Black-Out List Process Instruction (“Instruction”) contains the roles and responsibilities required of the Law Department and others at Public Service Enterprise Group Incorporated (“PSEG”) and its direct and indirect subsidiaries (together with PSEG, “PSEG Entities”) as applicable in order to ensure maintenance of an efficient, timely and accurate list (“Black-Out List”) of those individuals, including PSEG Entity directors, officers and employees, subject to transactional restrictions regarding PSEG securities (“PSEG Persons”) as set forth in Section IV.C of the Insider Trading Practice 615-6 (“Insider Trading Practice”). This Instruction also sets forth roles and responsibilities regarding notifications relating to the Black-Out List.

II.
Applicability

Line of Business	Applicable?
PSEG Power	Yes
PSEG Services	Yes
PSE&G	Yes
PSEG Long Island	Yes

III.
Scope

This instruction is applicable to all members of the Board of Directors of PSEG and its direct subsidiaries and certain employees of PSEG Entities, as further described below.

IV.
Insider Trading Black-Out List Process

A.
Key Roles and Responsibilities

1.
Law Department

i.
Black-Out List

a.
Individuals in the Law Department that are authorized by the General Counsel (“Insider Trading Administrators”) shall maintain a Black-Out List of PSEG Persons who are subject to the provisions of Section IV.C of the Insider Trading Practice regarding the Quarterly Black-Out Period, as such term is defined in the Insider Trading Practice.

Black-Out List Process (615-6-2)

b. Insider Trading Administrators shall periodically communicate (generally, on a quarterly basis) with: (1) the Office of Corporate Secretary (“OCS”), which shall provide a list of all officers (grade level EX) of PSEG Entities (“Officers”), as further described in Section IV.A.3 below; and (2) Human Resources (“HR”), which shall provide a list of all PSEG Persons who are seniority level GL-31 or above, (together, “Listed Persons”), as further described in Section IV.A.4 below.

c. Insider Trading Administrators shall periodically request, typically on a quarterly basis (the “Quarterly Request”) of each PSEG Person who is a direct report to a Senior Executive Team (“SET”) member of PSEG (as listed on PSEG’s website at https://corporate.pseg.com/aboutpseg/leadershipandgovernance/s eniorexecutiveteam)

d. It is the responsibility of each such person (a “Supervisor”) to identify all (i) PSEG Persons who are seniority level GL-31 or above and (ii) those other persons under their supervision, directly or indirectly, who may reasonably be expected to come into possession, or otherwise become aware, of material, non-public information about PSEG or PSE&G (“MNPI”) and/or its securities (together, “Covered Persons”), and Supervisors shall then be responsible for providing to the Insider Trading Administrators the names of all Covered Persons such that the Insider Trading Administrators may ensure that all such Covered Person are on, or (if not on) are added to, the Black-Out List.

e. Insider Trading Administrators shall also instruct Supervisors in the Quarterly Request that they are responsible for promptly updating the Insider Trading Administrators of any other Covered Person that should be added to the Black-Out List between Quarterly Requests (for example, Covered Persons who become such because they are newly-hired or newly-transferred / newly-promoted PSEG Persons that, as a result of such new status, may reasonably be expected to come into possession, or otherwise become aware, of MNPI).

ii.
Notifications

1.
Insider Trading Administrators shall notify all PSEG Persons who are on the Black-Out List as to the commencement and termination, respectively, of each Black-Out Period. Such notifications shall be sent as follows:

2.
A notice regarding the commencement of a Black-Out Period is typically sent approximately one week before the commencement of such Black-Out period, and again during the morning of the last business day on which PSEG Persons may trade prior to the commencement of the Black-Out Period.

Black-Out List Process (615-6-2)

3.
The notice regarding the termination of a Black-Out Period is typically sent one business day prior to the termination of such Black-Out Period.

2.
Supervisors

i.
Black-Out List

1.
Each Supervisor shall, upon each Quarterly Request by the Insider Trading Administrators, provide the Insider Trading Administrators with a list of all Covered Persons, in order that they shall be included on the Black-Out List. The Supervisor may delegate the operation of this requirement to any individual(s) who report(s) directly or indirectly to the Supervisor, but ultimate responsibility for compliance with this requirement remains with the Supervisor.

3.
OCS

i.
Black-Out List

1.
OCS shall provide to Insider Trading Administrators a list of all Officers of PSEG Companies: (1) no more than five but no later than two business days prior to the commencement of each Quarterly Black-Out Period and (2) promptly, each time the Officer List is updated.

4.
Human Resources

i.
Black-Out List

1.
HR shall provide to Insider Trading Administrators a list of all Listed Persons of PSEG Companies: (1) no more than five but no later than two business days prior to the commencement of each Quarterly Black-Out Period and (2) promptly, each time the list of Listed Persons is updated.

2.
Further, in the event a Covered Person’s employment with the PSEG Companies terminates, HR shall notify such departing PSEG Person that he/she remains subject to the Black-Out Period transaction-related restrictions in accordance with Section IV.D of the Insider Trading Practice.

Black-Out List Process (615-6-2)